Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 20, 2021, relating to the financial statements of Decarbonization Plus Acquisition Corporation III which is contained in that certain prospectus filed on December 28, 2021 pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, (the “Prospectus”). We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
February 14, 2022